FILED 20/3/07

coform

88(2)

(Revised 2005)

Please complete in typescript, or in bold black capitals.
CHFP010

Return of Allotment of Shares

Company Number: 4276617

Company Name in full: SEVEN ARTS PICTURES PLC

Shares allotted (including bonus shares):

(see Guidance Booklet GBA6)

	From Day	From Month	From Year	To Day	To Month	To Year
Date or period during which shares were allotted *(If shares were allotted on one date enter that date in the "from" box)*	15	03	2007			

Class of shares *(ordinary or preference etc)*	ORDINARY		
Number allotted	5,000,000		
Nominal value of each share	5p		
Amount (if any) paid or due on each share *(including any share premium)*	25p		

List the names and addresses of the allottees and the number and class of shares allotted to each overleaf

If the allotted shares (including bonus shares) are fully or partly paid up otherwise than in cash please state:

% that each share is to be treated as paid up	100%		
% (if any) that each share is to be paid up in cash			

Consideration for which the shares were allotted
(This information must be supported by the original or a certified copy of the contract or by Form 88(3) if the contract is not in writing)

Conversion of 1.25m units of Convertible Debt
issued to Langley Park Investment Trust plc

Companies House receipt date barcode

When you have completed and signed the form please send it to the Registrar of Companies at:

Companies House, Crown Way, Cardiff, CF14 3UZ DX 33050 Cardiff
for companies registered in England and Wales or
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB
for companies registered in Scotland
DX 235 Edinburgh or LP - 4 Edinburgh 2

Names and addresses of the allottees

Shareholder details (list joint allottees as one shareholder)	Shares and share class allotted	
Name(s): Langley Park Investment Trust plc	Class of shares allotted: Ordinary	Number allotted: 5,000,000
Address: 30 Farringdon Street, London		
UK postcode: EC4A 4HJ		
Name(s):	Class of shares allotted	Number allotted
Address:		
UK postcode:		
Name(s):	Class of shares allotted	Number allotted
Address:		
UK postcode:		
Name(s):	Class of shares allotted	Number allotted
Address:		
UK postcode:		

Please enter the number of continuation sheets (if any) attached to this form [ ]

Signed [signature] Date 20-2-07

** A director / secretary / administrator / administrative receiver / receiver / official receiver / receiver manager / voluntary arrangement supervisor

** Please delete as appropriate

Contact Details
You do not have to give any contact information in the box opposite but if you do, it will help Companies House to contact you if there is a query on the form. The contact information that you give will be visible to searchers of the public record.

Sprecher Grier Halberstam LLP

Tel 020 7544 5555

DX number 53333 DX exchange Clerkenwell

FILED 20/3/07

coform

88(3)

(Revised 2005)

Particulars of a contract relating to shares allotted as fully or partly paid up otherwise than in cash

Please complete in typescript, or in bold black capitals.

CHFP010

Company Number 4276617

Note: This form is only for use where the contract has not been reduced to writing

Company Name in full SEVEN ARTS PICTURES PLC

gives the following particulars of a contract which has not been reduced to writing

1 Class of shares (ordinary or preference etc)	ORDINARY		
2 The number of shares allotted as fully or partly paid up otherwise than in cash	5,000,000		
3 The nominal value of each such share	5p		
4a The amount of such nominal value to be considered as paid up on each share otherwise than in cash	5p		
b The value of each share allotted ie. the nominal value and any premium	25p		
c The amount to be considered as paid up in respect of b	25p		

continue overleaf

Signed [signature] Date 20-3-07

** delete as appropriate

** A director / secretary / administrator / administrative receiver / receiver / official receiver / receiver manager / voluntary arrangement supervisor

Contact Details

You do not have to give any contact information in the box opposite but if you do, it will help Companies House to contact you if there is a query on the form. The contact information that you give will be visible to searchers of the public record.

Sprecher Grier Halberstam LLP

Tel 020 7544 5555

DX number 53333 DX exchange Clerkenwell

Companies House receipt date barcode

When you have completed and signed the form please send it to the Registrar of Companies at:

Companies House, Crown Way, Cardiff, CF14 3UZ **DX 33050 Cardiff**
for companies registered in England and Wales or
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB
for companies registered in Scotland
DX 235 Edinburgh or LP - 4 Edinburgh 2

5 If the consideration for the allotment of such shares is services, or any consideration other than that mentioned in 6,7 or 8 below, state the nature and amount of such consideration, and the number of shares allotted

6 If the allotment is a bonus issue, state the amount of reserves capitalised in respect of this issue	
7 If the allotment is made in consideration of the release of a debt, e.g., a director's loan account, state the amount released	
8 If the allotment is made in connection with the conversion of loan stock, state the amount of stock converted in respect of this issue	£ 1,350,000

APPENDIX

CONVERSION NOTICE

To: PETER HOFFMAN

Attn:

Dear Sirs

Conversion Notice

We, being the registered holder of 3m units of 0% Redeemable Convertible Debt in Seven Arts Pictures Plc ("Convertible Debt), represented by the attached certificate, hereby give you notice that we wish to exercise the Conversion Rights attaching to such Convertible Debt and to convert 1.25m units of Convertible Debt into Ordinary Shares of £ .50p in the Company ("Ordinary Shares") in accordance with the Conditions pursuant to which such Convertible Debt was issued and are subject.

This entitles us to be issued with 5m fully paid Ordinary Shares. Should you disagree with this calculation please inform us by return.

We would request you to ensure that all Ordinary Shares to be issued on exercise of our Conversion Rights be registered in our name and authorise the entry of our name in the register of members in respect of them and the dispatch of a certificate for them by registered post.

Please complete using BLOCK CAPITALS

Name(s) in full: CHARLES CANNON BROOKES

For and on behalf of
Langley Park Investment Trust plc

e-mail address: CBROOKES@ADAM.CO.UK

Capacity: NON-EXECUTIVE DIRECTOR - CHAIRMAN

Signed: [signature] Date: OCTOBER 23rd